Exhibit 8.1

December 7, 2011

Wells Fargo & Company,

420 Montgomery Street,

San Francisco, California 94163.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $14,771,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due June 7, 2018 as described in the Company’s Pricing Supplement No. 145 dated November 30, 2011 (“Pricing Supplement 145”) to Product Supplement No. 9 dated November 11, 2010, the Prospectus Supplement dated April 23, 2010 (“the Prospectus Supplement”), and the Prospectus dated June 4, 2009 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $6,081,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Domestic ETF Basket due June 5, 2015 as described in the Company’s Pricing Supplement No. 148 dated November 30, 2011 (“Pricing Supplement 148”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, and (iii) $4,800,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the iShares® MSCI Emerging Markets Index Fund due June 5, 2015 as described in the Company’s Pricing Supplement No. 149 dated November 30, 2011 (“Pricing Supplement 149”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement, and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplements 148 and 149.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplements 148 and 149 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP

Well Fargo & Company